UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2017

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On October 9, 2017, BlueLinx Holdings Inc. (the “Company”) entered into a Credit Agreement, dated as of October 10, 2017, by and among the Company, certain of the Company’s subsidiaries, as borrowers (the “Borrowers”) or guarantors, Wells Fargo Bank, National Association, in its capacity as administrative agent (“Wells Fargo”), and certain other financial institutions party thereto (the “Credit Agreement”). The Credit Agreement provides for a senior secured revolving loan and letter of credit facility of up to $335 million (the “Revolving Credit Facility”) and an uncommitted accordion feature that permits the Borrowers to increase the facility by an aggregate additional principal amount of up to $75 million. If the Borrowers obtain the full amount of the additional increases in commitments, the Revolving Credit Facility will allow borrowings of up to $410 million. Letters of credit in an aggregate amount of up to $20 million are also available under the Credit Agreement, which would reduce the amount of the revolving loans available under the Revolving Credit Facility. The maturity date of the Credit Agreement is October 10, 2022. The Credit Agreement replaces the Borrowers’ existing $335 million secured revolving credit facility, consisting of a revolving loan facility of up to $335 million and a Tranche A loan revolving loan facility of up to $16 million made available pursuant to the Borrowers’ prior credit agreement, dated August 4, 2006, as amended.
In connection with the execution and delivery of the Credit Agreement, certain of the Company’s subsidiaries also entered into a Guaranty and Security Agreement with Wells Fargo (the “Guaranty and Security Agreement”). Pursuant to the Guaranty and Security Agreement, the Borrowers’ obligations under the Credit Agreement are secured by a first priority security interest in substantially all of the Company’s operating subsidiaries’ assets, including inventories, accounts receivable, real property, and proceeds from those items.
Borrowings under the Credit Agreement will be subject to availability under the Borrowing Base (as defined in the Credit Agreement). The Borrowers will be required to repay revolving loans thereunder to the extent that such revolving loans exceed the Borrowing Base then in effect. The Revolving Credit Facility may be prepaid in whole or in part from time to time without penalty or premium, but including all breakage costs incurred by any lender thereunder.
The Credit Agreement provides for interest on the loans at a rate per annum equal to (i) LIBOR plus a margin ranging from 2.25% to 2.75%, with the amount of such margin determined based upon the average of the Borrowers’ excess availability for the immediately preceding fiscal quarter as calculated by the administrative agent, for loans based on LIBOR, or (ii) the administrative agent’s base rate plus a margin ranging from 0.75% to 1.25%, with the amount of such margin determined based upon the average of the Borrowers’ excess availability for the immediately preceding fiscal quarter as calculated by the administrative agent, for loans based on the base rate.
In the event excess availability falls below the greater of (i) $35 million and (ii) 10% of the lesser of (a) the borrowing base and (b) the maximum permitted credit at such time, the Credit Agreement requires maintenance of a fixed charge coverage ratio of 1.1 to 1.0 (which, subject to satisfying certain conditions though the first fiscal quarter of 2018, may be reduced to 1.0 to 1.0) until such time as the Borrowers’ excess availability has been at least $42.5 million for a period of 60 days. The Credit Agreement also requires the Borrowers to limit their capital expenditures to $30 million in the aggregate per fiscal year; provided that any unused portion of such amount up to $15 million in any fiscal year may be applied to capital expenditures in the next fiscal year.
The Credit Agreement also contains representations and warranties and affirmative and negative covenants customary for financings of this type as well as customary events of default.
In connection with the execution and delivery of the Credit Agreement, the Company also entered into a Limited Guaranty in favor of Wells Fargo (the “Limited Guaranty”), pursuant to which the Company agreed to guarantee the obligations of the Borrowers under the Credit Agreement for so long as the Company’s existing mortgage remained outstanding. The Company also agreed with Wells Fargo that it would not pledge the equity interests in certain of the Company’s subsidiaries that own real property. This guaranty can only be exercised if the Company breaches its negative pledge obligations. The Limited Guaranty will terminate when the Company repays its existing mortgage loan in full.
The foregoing description of the Credit Agreement, the Guaranty and Security Agreement and the Limited Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant
The disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Exhibit No.	Description
10.1
Credit Agreement, dated as of October 10, 2017, by and among the Company, certain of the Company’s subsidiaries, Wells Fargo Bank, National Association, and the other financial institutions party thereto.

10.2
Guaranty and Security Agreement, dated as of October 10, 2017, by and among BlueLinx Corporation, BlueLinx Florida LP, BlueLinx Florida Holding No. 1 Inc., BlueLinx Florida Holding No. 2 Inc., and Wells Fargo Bank, National Association.

10.3	Limited Guaranty, dated as of October 10, 2017, by the Company in favor of Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.
(Registrant)

Dated: October 10, 2017	By:	/s/ Shyam K. Reddy
Shyam K. Reddy
Chief Administrative Officer, General Counsel, and Corporate Secretary